UNITED STATES OF AMERICA
Before the
SECURITIES AND EXCHANGE COMMISSION

SECURITIES EXCHANGE ACT OF 1934
Release No. 51469 / April 1, 2005

ADMINISTRATIVE PROCEEDING
File No. 3-11761

In the Matter of **Asset Equity Group, Inc.,** **Household Direct, Inc.,** **International Brands, Inc.,** **Interspace Enterprises, Inc.,** **J.S.J. Capital II, Inc.,** **Mega Micro Technologies Group, Inc.,** **S D E Holdings 2, Inc.,** **Vertical Computer Systems, Inc., and** **VSAT Net, Inc.,** **Respondents.**	**ORDER ACCEPTING SETTLEMENTOFFER OF VERTICAL COMPUTER SYSTEMS, INC., IMPLEMENTING SETTLEMENT, AND STAYING PROCEEDINGS TO IMPLEMENT SETTLEMENT**

I.

In connection with public administrative proceedings instituted on December 1, 2004 pursuant to Section 12(j) of the Securities Exchange Act of 1934 ("Exchange Act"), Respondent Vertical Computer Systems, Inc. ("Vertical Computer" or "Respondent") has submitted an Offer of Settlement ("Offer"), which the Commission has determined to accept. Solely for the purpose of these proceedings, and any other proceedings brought by or on behalf of the Commission or in which the Commission is a party, and without admitting or denying the findings herein, except as to the Commission's jurisdiction over it and the subject matter of these proceedings, which are admitted, Respondent consents to the entry of this Order Accepting Settlement Offer of Vertical Computer Systems, Inc., Implementing Settlement, and Staying Proceedings to Implement Settlement ("Order"), as set forth below.

II.

On the basis of this Order and Respondent's Offer, the Commission finds that:[1]

A. Vertical Computer (CIK No. 1099509) is a Delaware corporation based in Fort Worth, Texas. At all times relevant to this proceeding, the securities of Vertical Computer have been registered with the Commission under Exchange Act Section 12(g). The securities of Vertical Computer are traded on the over-the-counter markets (symbol "VCSY").

B. The Commission has personal and subject matter jurisdiction over Vertical Computer and over the matters set forth in this Order.

C. Vertical Computer has failed to comply with Exchange Act Section 13(a), and Rules 13a-1 and 13a-13 thereunder, because it has not filed any periodic reports in a timely fashion since it filed its Form 10-QSB for the period ending September 30, 2001.

III.

Vertical Computer in its Offer of Settlement has undertaken to file with the Commission its Form 10-KSB for the fiscal year ending December 31, 2004, by no later than 5:30 p.m. EST on March 31, 2005, unless the due date is extended by a complete and timely filed Form 12b-25, in which case by no later than 5:30 p.m. EDT on April 15, 2005.

IV.

IT IS ORDERED THAT Vertical Computer must comply with its undertaking contained in Section III., *supra*. If Vertical Computer does not comply with the undertaking in Section III., supra, then an order, in the form agreed in the Offer, and attached to the Offer as Exhibit B, shall be entered pursuant to Exchange Act Section 12(j) revoking the registration of each class of Vertical Computer's securities registered pursuant to Exchange Act Section 12 ("Revocation Order"). Such Revocation Order shall be entered by the Secretary of the Commission immediately upon Vertical Computer's failure to satisfy the undertaking set forth in Section III, *supra*.

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[1] The findings herein are made pursuant to Respondent's Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.

V.

IT IS FURTHER ORDERED THAT this proceeding, in which Vertical Computer is the only remaining respondent, is stayed until the earlier of May 2, 2005 or ten business days after the filing of Vertical Computer's Form 10-KSB for the period ending December 31, 2004.

VI.

IT IS FURTHER ORDERED THAT Vertical Computer, in performing its undertaking set forth in Section III., must file a complete Form 10-KSB and comply with the technical and substantive requirements for EDGAR documents, the requirements of the Exchange Act and regulations thereunder. In the event that the Division of Enforcement believes that the required filing is incomplete or fails to comply with the technical and substantive requirements for EDGAR documents, the requirements of the Exchange Act and regulations thereunder, the Division of Enforcement shall advise the Office of the Secretary, and Vertical Computer, through its counsel, of its belief prior to the expiration of the stay entered pursuant to Section V., *supra*. In such an event, the Division of Enforcement may apply to the Administrative Law Judge in this administrative proceeding, once the stay of proceedings has expired, for an order seeking a suspension or revocation of Respondent's securities registered with the Commission. In such event, the Administrative Law Judge shall have ninety days from the expiration of the stay to render an Initial Decision. Alternatively, the Division of Enforcement may seek authorization from the Commission to enforce this Order through an application to a U.S. District Court, pursuant to Exchange Act Section 21(e). Absent the provision of notice of its objections to the Secretary and Vertical Computer, through its counsel, the Division of Enforcement may not move to reopen this administrative proceeding. Absent the provision of notice of its objections to Vertical Computer, through its counsel, the Division of Enforcement may not seek authorization to enforce this Order through an application to U.S. District Court.

VII.

IT IS FURTHER ORDERED THAT, after expiration of the stay entered pursuant to Section V, *supra*, in the event that the Division of Enforcement raises no objection to Vertical Computer's filing in accordance with the terms of Section VI., *supra*, the Office of the Secretary shall enter an Order dismissing this action without prejudice and without a sanction being entered against Vertical Computer.

By the Commission.

Jonathan G. Katz
Secretary